Exhibit 99.1

(1)           The 3,300,000 shares of common stock of Hughes Telematics, Inc. (the “Issuer”) reported above includes 1,350,000 shares that are owned of record by Hughes Communications, Inc. (“HCI”), including 50,000 shares of common stock HCI acquired in November 2010, and 1,950,000 shares that are currently held in escrow in connection with the merger of Hughes Telematics, Inc. into the Issuer (which subsequently changed its name to Hughes Telematics, Inc.) on March 31, 2009.  On June 8, 2011, pursuant to an Agreement and Plan of Merger dated February 13, 2011, among HCI, Broadband Acquisition Corporation, EchoStar Corporation (“EchoStar”) and EchoStar Satellite Services, L.L.C., Broadband Acquisition Corporation merged with and into HCI (the “HCI Merger”).  Following the HCI Merger, HCI continued as the surviving corporation and a wholly-owned subsidiary of EchoStar, and all shares of common stock of HCI that were outstanding immediately prior to the consummation of the HCI Merger were cancelled and converted into the right to receive $60.70 in cash per share.  As a result of the HCI Merger and the cancellation of the previously outstanding shares of common stock of HCI, Apollo Investment Fund IV, L.P. (“AIF IV Fund”), Apollo Overseas Partners IV, L.P. (“Overseas IV”), AIF IV/RRRR LLC (“RRRR LLC”), AP/RM Acquisition LLC (“AP/RM LLC”) and ST/RRRR LLC (“ST LLC,” and together with AIF IV Fund, Overseas IV, RRRR LLC and AP/RM LLC, the “Apollo IV Funds”), which previously held an aggregate of approximately 57.4% of the common stock of HCI, no longer own any shares of HCI.  Accordingly, the Apollo IV Funds and their affiliates no longer beneficially own any shares of the Issuer’s common stock held by HCI, and HCI is no longer  included as part of a group with the Apollo IV Funds or any affiliates of the Apollo IV Funds.  This report therefore reflects the disposition by the Apollo IV Funds and their affiliates of the 3,300,000 shares of the Issuer’s common stock held by HCI that occurred as a result of the HCI Merger, and the fact that HCI still beneficially owns the 3,300,000 shares as discussed above.

This report does not include any changes in the number of shares of the Issuer’s common stock beneficially owned by Communications Investors LLC and PLASE HT, LLC, which are affiliates of the Apollo IV Funds.   Communications Investors LLC and PLASE HT, LLC, and certain of the Apollo management entities and Apollo advisor entities described below which indirectly provide management services to Communications Investors LLC or advisory services to PLASE HT, LLC, as applicable, will continue to beneficially own an aggregate of 60,217,284 shares of common stock of the Issuer, as previously reported.

Apollo Management IV, L.P. (“Management IV”) is the manager of each of the Apollo IV Funds.  Apollo Advisors IV, L.P. (“Advisors IV”) is the general partner of AIF IV Fund and the managing general partner of Overseas IV.  Apollo Capital Management IV, Inc. (“Capital Management IV”) is the general partner of Advisors IV.  Apollo Management, L.P. (“Apollo Management”) is the general partner of Management IV.  Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP.  Apollo Management Holdings GP, LLC (“Holdings GP”) is the general partner of Management Holdings.  Apollo Capital Management IV, Inc. (“Capital Management IV”) is the general partner of Advisors IV.  Apollo Principal Holdings I, L.P. (“Apollo Principal”) is the sole stockholder of Capital Management IV.  Apollo Principal Holdings I GP, LLC (“Apollo Principal GP”) is the general partner of Apollo Principal.  Leon Black, Joshua Harris and Marc Rowan are the principal executive officers and managers of Holdings GP and Apollo Principal GP.  Each of HCI, AIF IV Fund, Overseas IV, RRRR LLC, AP/RM LLC, ST LLC, Management IV, Advisors IV, Capital Management IV, Apollo Management, Management GP, Management Holdings, Holdings GP, Apollo Principal, Apollo Principal GP and Messrs. Leon Black, Joshua Harris and Marc Rowan, the principal executive officers and managers of Holdings GP and Apollo Principal GP, disclaim ownership of all shares reported herein in excess of their pecuniary interests, if any, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The principal address of HCI is 11717 Exploration Lane, Germantown, MD 20876.  The principal address of each of AIF IV Fund, Overseas IV, RRRR LLC, AP/RM LLC, ST LLC, Advisors IV, Capital Management IV, Apollo Principal and Apollo Principal GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The principal address of each of Management IV, Apollo Management, Management GP, Management Holdings and Holdings GP is 9 W. 57th Street, 43rd Floor, New York, New York 10019.